UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2008
CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS
ENERGY CAROLINAS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-3382	56-0165465

(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 South Wilmington Street Raleigh,
North Carolina		27601-1748

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(919) 549-6111
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
(a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated March 10, 2008 by and among the Registrant and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters, in connection with the offering of $325,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 6.30% Series due 2038, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-126966). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.
(b) SEVENTY-FIFTH SUPPLEMENTAL INDENTURE. The Registrant has entered into a Seventy-fifth Supplemental Indenture, dated as of March 1, 2008, to its Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees, in connection with the issuance of the Registrant’s First Mortgage Bonds, 6.30% Series due 2038. A copy of the Seventy-fifth Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
No.	Description

1	Underwriting Agreement, dated March 10, 2008, by and among the Registrant and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

4	Seventy-fifth Supplemental Indenture, dated as of March 1, 2008, to the Registrant’s Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees.

5	Opinion of Hunton & Williams LLP as to legality of the Securities issued by the Registrant.

23	Consent of Hunton & Williams LLP to the filing of Exhibit 5 herewith (included in its opinion filed as Exhibit 5).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. Registrant
By:	/s/ Peter M. Scott III
Peter M. Scott III
Executive Vice President and Chief Financial Officer

Date: March 13, 2008